EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements Nos. 333-139703,  333-140787, and 333-171397 on Form S-8 of St. Bernard Software, Inc. (the “Company”) of our report dated March 18, 2011, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2010 and 2009, included in this Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 18, 2011.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
March 18, 2011